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                                                                     EXHIBIT 4.4



                      FORM OF CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                       PIONEER NATURAL RESOURCES COMPANY


         Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL") and pursuant to Article Fifth of its Amended and Restated Certificate of Incorporation, the undersigned, Pioneer Natural Resources Company, a company organized and existing under the DGCL (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY

         That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors on June 24, 1997, adopted the following resolution creating a series of Preferred Stock, par value $.01 per share, designated as "Series B Convertible Preferred Stock":


                 RESOLVED, that pursuant to the authority vested in this Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), a series of Preferred Stock, par value $.01 per, of the Corporation is hereby created and authorized, and the designation, amount and stated value of such series and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as set forth in the form of Certificate of Designations attached as Exhibit A to these resolutions (the "Certificate of Designations") which, for all purposes, shall be deemed to be a part hereof.

         1. Designation. The shares of this series of Preferred Stock shall be designated as Series A Convertible Preferred Stock ("Convertible Preferred Shares") and the number of shares constituting such series shall be 3,776,400:

         2. Definitions: For purposes of this Certificate of Designation, the following terms shall have the meanings indicated below:

         "Affiliate" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Board of Directors" means the Board of Directors of the Corporation.
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         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "Certificated Shares" shall mean the Convertible Preferred Shares which have been issued in certificated form.

         "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on the New York Stock Exchange, or if the common stock is not admitted to trading on such exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Common Shares" shall mean the shares of common stock of the Corporation, par value $.01 per share.

         "Conversion Price" shall mean the conversion price per Common Share for which the Convertible Preferred Shares are convertible at the option of the holders thereof in accordance with Section 7 hereof, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial Conversion Price will be $28 1/8 (equivalent to the rate of 1.7778 Common Shares for each Convertible Preferred Share).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Global Certificate" shall mean the global Convertible Preferred Share certificate or certificates representing Convertible Preferred Shares which is deposited with and held by The Depository Trust Company, New York, New York, and registered in the name of Cede & Co. as its nominee.

         "Issue Date" shall mean the first day on which all of the Convertible Preferred Shares are issued.

         "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "P&P Capital Preferred Stock" shall mean the 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares, liquidation preference of $50 per share, of Parker & Parsley Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands.

         "Redemption Price" shall mean the price per Convertible Preferred Share payable by the Corporation in the event of a redemption pursuant to
Section 5.
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         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Trading Day" shall mean, so long as the Common Shares are listed or admitted to trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for the transaction of business, or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, a day on which the securities exchange on which the Common Shares are listed is open for the transaction of business, or, if the Common Shares are not so listed or admitted for trading on any securities exchange, a Business Day.

         "Transfer Agent" means Continental Stock Transfer & Trust, or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Convertible Preferred Shares.

         3. Ranking. The Convertible Preferred Shares shall, with respect to dividend rights and distribution of assets on liquidation, rank (a) junior to, or on parity with, as the case may be, any other stock of the Corporation, the terms of which shall specifically provide that such stock shall rank senior to, or on parity with, as the case may be, the Convertible Preferred Shares with respect to dividend rights or distribution of assets on liquidation, and
(b) senior to any other stock of the Corporation, including the Common Shares and to all of the Corporation's hereafter issued capital stock ranking junior to the Convertible Preferred Shares with respect to dividend rights and distribution of assets on liquidation.

         4.      Dividends.  (a) The holders of the Convertible Preferred
Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds held by the Corporation and legally available therefor, cumulative cash dividends at the rate of 6 1/4% of the liquidation preference of $50 per share per annum, and no more, calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, dividends will be computed on the basis of the actual number of days elapsed in such period, and payable monthly in arrears on the last day of each calendar month of each year, commencing on the last day of the month during which the Issue Date occurs. Dividends will accumulate and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends on the Convertible Preferred Shares shall be cumulative from the Issue Date. In the event that any date on which dividends are payable on the Convertible Preferred Shares is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Shares which may be in arrears.

         (b) Dividends declared on the Convertible Preferred Shares will be payable to the record holders thereof as they appear on the records for the Convertible Preferred Shares on the relevant record dates, which will be one Business Day prior to the relevant payment dates.

         (c) If dividends have not been paid in full on the Convertible Preferred Shares, the Corporation shall not:





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
                 (i) pay, or declare and set aside for payment, any dividends on any other preferred or preference stock of the Corporation ranking pari passu with the Convertible Preferred Shares as regards participation in profits of the Corporation ("Corporation Dividend Parity Shares"), unless the amount of any dividends declared on any Corporation Dividend Parity Shares is paid on the Corporation Dividend Parity Shares and the Convertible Preferred Shares on a pro rata basis on the date such dividends are paid on such Corporation Dividend Parity Shares, so that

                          (x)     (A)      the aggregate amount of dividends
                 paid on the Convertible Preferred Shares bear to (B) the aggregate amount of dividends paid on such Corporation Dividend Parity Shares the same ratio as

                          (y)     (A)      the aggregate of all accumulated and
                 unpaid dividends in respect of the Convertible Preferred Shares bears to (B) the aggregate of all accumulated and unpaid dividends in respect of such Corporation Dividend Parity Shares;

                 (ii) pay, or declare and set aside for payment, any dividends on any shares of the Corporation ranking junior to the Convertible Preferred Shares as to dividends ("Corporation Dividend Junior Shares"); or

                 (iii) redeem, purchase or otherwise acquire any Corporation Dividend Parity Shares or Corporation Dividend Junior Shares;

until, in each case, such time as all accumulated and unpaid dividends on the Convertible Preferred Shares shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii) above, such payment, and in the case of clause (iii) above, the date of such redemption, purchase or acquisition.

         (d) If dividends have been paid in full on the Convertible Preferred Shares for all prior whole dividend periods, then holders of Convertible Preferred Shares shall not be entitled to receive or share in any dividends paid, declare or set aside for payment on any other security of the Corporation.

         (e) (i) Accumulated and unpaid dividends (whether or not declared), if any, on the P&P Capital Preferred Stock at the time that such P&P Capital Preferred Stock was exchanged for Convertible Preferred Shares in accordance with the terms of such P&P Capital Preferred Stock and (ii) the amount of Tax Deductions, if any, with respect to such P&P Capital Preferred Stock made prior to the first Exchange Election Meeting (if, and only if, at such meeting an Exchange Election was made), shall automatically become accumulated and unpaid dividends (in the same amounts) on such Convertible Preferred Shares. For purposes of this subsection (e), the terms "Tax Deductions", "Exchange Election Meeting" and "Exchange Election" shall have the meanings ascribed thereto in the resolutions adopted by the Corporation, as Manager of Parker & Parsley Capital LLC, authorizing the issuance of, and establishing the rights, preferences, privileges, limitations and restrictions relating to, the P&P Capital Preferred Stock, as set forth in that certain





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document, dated March 29, 1994, entitled "Terms of the 6 1/4% Cumulative
Guaranteed Monthly Income Convertible Preferred Shares of Parker & Parsley Capital LLC."

         5. Optional Redemption. (a) Convertible Preferred Shares may not be redeemed by the Corporation prior to April 1, 1997, on or after which time the Corporation, at its option but subject to the provisions of subsection (b) below, may redeem the Convertible Preferred Shares, in whole or in part, at any time or from time to time, during the twelve-month periods beginning on April 1 in each of the following years at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, whether or not declared.

                                                             Redemption
                                   Year                         Price
                                   ----                         -----
                         1997                                 $52.1875

                         1998                                 $51.8750
                         1999                                 $51.5625

                         2000                                 $51.2500

                         2001                                 $50.9375

                         2002                                 $50.6250
                         2003                                 $50.3125

                         2004 and thereafter

         (b) Any redemption pursuant to subsection (a) above may be made only if the funds (the "Redemption Funds") used for redemption are derived by the Corporation, directly or indirectly, from the issuance and sale by the Corporation or any of its subsidiaries, within one year of the date fixed for redemption, of either (i) common stock or (ii) convertible or non-convertible preferred or preference stock having a dividend rate not exceeding 6 1/4% and a term ending, if at all, on or after March 29, 2024.

         6. Redemption Procedure. (a) Notice of any redemption (a "Notice of Redemption") of the Convertible Preferred Shares under Section 5 will be given by the Corporation by mail to reach record holder of Convertible Preferred Shares to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this Section 6(a), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first class mail, postage prepaid, to holders of record of the Convertible Preferred Shares. Each Notice of Redemption shall be addressed to the holder of record at the address of the holder appearing in the stock records of the Corporation. No defect in the Notice of Redemption or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.





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         (b)     In the event that fewer than all the outstanding Convertible
Preferred Shares are to be redeemed, the Convertible Preferred Shares to be redeemed will be selected as follows: the total number of Convertible Preferred Shares to be redeemed shall first be allocated, on a pro rata basis, to the shares represented by the Global Certificate and to the Certificated Shares. The shares so allocated to the shares represented by the Global Certificate for redemption shall be selected by The Depository Trust Company in accordance with its then-current practices and procedures. The shares so allocated to the Certificated Shares for redemption shall be selected by the Corporation by lot.

         The Corporation will not redeem fewer than all the outstanding Convertible Preferred Shares unless all accumulated and unpaid dividends have been paid on all Convertible Preferred Shares for all monthly dividend periods terminating on or prior to the date of redemption.

         (c) If the Corporation gives a Notice of Redemption in respect of Convertible Preferred Shares represented by the Global Certificate, then by 12:00 noon, New York time, on the redemption date, the Corporation will irrevocably deposit with The Depository Trust Company funds sufficient to pay the applicable Redemption Price, and will give The Depository Trust Company irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If a Notice of Redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of holders of such Convertible Preferred Stock so called for redemption will cease, except the right of the holders of such shares to receive the Redemption Price, but without additional interest.

         If the Corporation gives a Notice of Redemption in respect of Certificated Shares, then on or after the redemption date, each holder of Convertible Preferred Shares so called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the Notice of Redemption and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the Convertible Preferred Shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares. If, on or before the redemption date, the Corporation will have irrevocably deposited with a bank or trust company funds sufficient to pay the applicable Redemption Price, and will have given such bank or trust company irrevocable instructions and authority to pay the Redemption Price to the holders of Convertible Preferred Shares to be redeemed, then, notwithstanding that the certificates evidencing any Convertible Preferred Shares so called for redemption shall not have been surrendered, immediately prior to the close of business on the date of such deposit all rights of holders of such Convertible Preferred Shares so called for redemption will cease, except the right of the holders of such shares to receive the Redemption Price, but without interest. If funds legally available for such purpose are not sufficient for redemption of the Convertible Preferred Shares which were to be redeemed, then such funds which are deposited shall be applied to redeem such Convertible Preferred Shares as the Corporation may designate by lot, and the certificates evidencing shares not redeemed shall be deemed not to be surrendered, such shares shall remain outstanding, the right of the holder to receive payment of the Redemption Price for such shares shall terminate and the right of holders of Convertible Preferred Shares thereafter shall continue to be those of a holder of Convertible Preferred Shares.

         In the event that payment of the Redemption Price in respect of Convertible Preferred Shares is improperly withheld or refused and not paid by the Corporation, dividends on such shares will





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continue to accumulate, at the then applicable rate, from the redemption date to the date that the Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         In the event that any date on which any payment in respect of the redemption of the Convertible Preferred Shares is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

         No fractional Convertible Preferred Shares shall be issued upon redemption of less than all Convertible Preferred Shares. If more than one certificate evidencing Convertible Preferred Shares shall be held at one time by the same holder, the number of full shares issuable upon redemption of less than all of such shares shall be computed on the basis of the aggregate number of Convertible Preferred Shares so held. Instead of any fractional Convertible Preferred Share that would otherwise be issuable to a holder upon redemption of less than all Convertible Preferred Shares, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Redemption Price per Convertible Preferred Share.

         (d) All Convertible Preferred Shares purchased or redeemed by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Stock, without designation as to series.

         7. Optional Conversion. (a) Subject to and upon compliance with the provisions of this Section 7, a holder of Convertible Preferred Shares shall have the right, at his or its option, at any time to convert such shares into the number of fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price; provided, however, that the right to convert shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on the fifth calendar day preceding the date fixed for such redemption (but in no event until after March 31, 1997), unless the Corporation shall default in making payment of the amount payable upon such redemption.

         (b) In order to exercise the conversion right provided in subsection (a) above, the holder of each Convertible Preferred Share to be converted shall notify each of the Corporation and the Transfer Agent in writing (a "Conversion Notice") that the holder elects to convert his or its Convertible Preferred Shares or a specified portion thereof, and, if the shares to be converted are Certificated Shares, such holder shall contemporaneously surrender the certificate or certificates evidencing such shares at the office of the Transfer Agent, duly endorsed to the Corporation or in blank. If the shares to be converted are represented by the Global Certificate, the holder thereof shall also deliver the Conversion Notice to The Depository Trust Company. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Convertible Preferred Shares are registered, the Conversion Notice shall be accompanied by instruments of transfer, in form satisfactory to the Transfer Agent, duly executed by the holder or such holder's authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Transfer Agent demonstrating that such taxes have been paid).





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         Holders of Convertible Preferred Shares at the close of business on a dividend payment record ate shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record ate and on or prior to such dividend payment date. Except as provided elsewhere herein, the Corporation shall not make payment of allowance for accumulated and unpaid dividends, whether nor not in arrears, on converted shares or for dividends on Common Shares issued upon such conversion.

         As promptly as practicable after in (i) the case of shares to be converted which are represented by the Global Certificate, the Conversion Notice is received by the Corporation, or (ii) the case of Certificated Shares to be converted, the surrender of certificates evidencing such shares, and, in each case, the compliance by the converting holder with any other conditions set forth in this subsection (b), the Corporation shall issue and shall deliver to such holder, or otherwise in accordance with his or its written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this Section 7.

         Each conversion of shares represented by the Global Certificate shall be deemed to have been effected immediately prior to the close of business on the date on which the Conversion Notice is received by the Corporation. Each conversion of Certificated Shares shall be deemed to have been effected immediately prior to the close of business on the date on which such shares are surrendered for conversion. The person or persons in whose name or names any certificate or certificates for the Common Shares issuable upon any conversion of Convertible Preferred Shares shall be deemed to have become the holder of record of the shares represented thereby at the time and on the date determined in accordance with the first two sentences of this paragraph, and such conversion shall be at the Conversion Price in effect at such time on such date. All Common Shares delivered upon conversion of the Convertible Preferred Shares will upon delivery be duly and validly issued and fully paid and nonassessable.

         (c) No fractional Common Shares shall be issued upon conversion of Convertible Preferred Shares. If more than one certificate evidencing Convertible Preferred Shares shall be surrendered for conversion at the time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Convertible Preferred Shares so surrendered. Instead of any fractional Common Share that would otherwise be issuable to a holder upon conversion of any Convertible Preferred Shares, the Corporation shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price per share of the Common Shares at the close of business on the day of conversion.

         (d) The Conversion Price shall be adjusted from time to time as follows:

                 (i) In case the Corporation shall pay or make a dividend or other distribution on Common Shares exclusively in Common Shares or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Corporation which dividend or distribution includes Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled





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
         to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Shares held in the treasury of the Corporation.

                 (ii) In case the Corporation shall pay or make a dividend or other distribution on Common Shares consisting exclusively of, or shall otherwise issue to all holders of Common Shares, rights or warrants entitling the holders thereof to subscribe for or purchase Common Shares at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(d) of the Common Shares on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination for the purposes of this subparagraph (ii), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect of Common Shares held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iii) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased; such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.





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
                 (iv)     Subject to the last sentence of this subparagraph
         (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of Common Shares evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(d), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 7(d), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (vii) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (iv) of this Section 7(d)) of the Common Shares on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash or assets to distributed applicable to one Common Share and the denominator shall be such current market price per share of the Common shares, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If after the Rights Distribution Date (the "Rights Distribution Date"), as defined in the Rights Agreement, dated as of February 19, 1991, between the Corporation and First City Transfer Corporation, as in effect on the date hereof (the "Rights Agreement"), converting holders of the Convertible Preferred Shares are not entitled to receive the Rights (as defined in the Rights Agreement) which would otherwise be attributable (but for the date of conversion) to the Common Shares received upon such conversion, then adjustment of the Conversion Price shall be made under the preceding sentence as if the Rights were then being distributed to holders of the Common Shares. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, than a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event. However, the Corporation may elect to amend the provisions presently applicable to the Rights so that each Common Share issuable upon conversion of the Convertible Preferred Shares, whether or not issued after the Rights Distribution Date, will be accompanied by the Rights which would otherwise be attributable (but for the date of conversion) to such Common Shares, in which event the preceding two sentences will not apply. The foregoing provisions shall also be applicable to any other similar rights plan of the Corporation. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Shares pursuant to subparagraph (vii) of this Section 7(d). For purposes of this subparagraph (iv), any dividend or distribution that includes Common Shares or rights or warrants to subscribe for or purchase Common Shares shall be deemed instead to be
         (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such Common Shares or such rights or warrants (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (making any further Conversion Price reduction required by subparagraph (i) or
         (ii) of this Section 7(d),
         except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of Stockholders entitled to receive such rights or warrants" and "the date fixed for the determination" within the meaning of subparagraphs
         (i) and (ii) of this Section 7(d) and (B) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(d).

                 (v) In case the Corporation shall pay or make a dividend or other distribution on Common Shares exclusively in cash (excluding, in the case of any quarterly or semi-annual, as applicable, cash dividend on the Common Shares, the portion thereof that does not exceed the per share amount of the next preceding quarterly or semi-annual, as applicable, cash dividend on the Common Shares (as adjusted to appropriately reflect any o the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 7(d)), or all of such quarterly or semi-annual, as applicable, cash dividends if the amount thereof per share of Common Shares, multiplied by four with respect to quarterly dividends and multiplied by two with respect to semi-annual dividends, does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(d)) of the Common Shares on the Trading Day next preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(d)) of the Common Shares on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one Common Share and the denominator shall be such current market price per share of the Common Shares, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                 (vi) In the case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Shares having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds (by at least 10%, with any smaller excess being disregarded for this purpose) the current market price per share (determined as provided in subparagraph (vii) of this Section 7(d)) of the Common Shares on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(d)) of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section

         7(d)) of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding anything contained in this Section 7(d)(vi) to the contrary, no adjustment shall be made to the Conversion Price in the case of a tender offer that complies with Rule 13e-4(h)(v) under the Exchange Act, or any successor rule thereto.

                 (vii) For the purpose of any computation under subparagraphs (ii), (iv) and (v) of this Section 7(d), the current market price per share of Common Shares on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (3) if the "ex" date of any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (4) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of subparagraph (iv) or (v) of this Section 7(d), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the right, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one Common Share. For the purpose of any computation under subparagraph (vi) of this Section 7(d), the current market price per share of Common Shares on any date in question shall be deemed to be the average of the daily Closing Prices for such date in question and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion

         Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs after the Expiration Time for the tender or exchange offer requiring such computation and or prior to the second Trading Day following the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
         (3) when used with respect to any tender or exchange offer means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

                 (viii) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i),
         (ii), (iii), (iv), (v) and (vi) of this Section 7(d), as it considers to be advisable to avoid or diminish an income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable curing the period, and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Shares a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                 (ix) No adjustment in the Conversion Price shall be required unless such adjustment would required an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and take into account in any subsequent adjustment.

                 (x) Whenever the Conversion Price is adjusted as herein provided:

                                        (A)     the Corporation shall compute
                          the adjusted Conversion Price and shall prepare a certificate signed by the President or any Vice President of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Shares; and

                                        (B)     a notice stating the Conversion
                          Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all record holders of Convertible Preferred Shares at their last addresses as they shall appear upon the stock transfer books of the Corporation.

         (e) In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Shares), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Shares), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Shares are converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each Convertible Preferred Share then outstanding shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Shares Fundamental Change (as defined in Section 7(i)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of Common Shares into which such Convertible Preferred Shares could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 7(i)), to any adjustment in the Conversion Price required by the provisions of Section 7(h), and (ii) in the case of a Common Shares Fundamental Change, common stock of the kind received by holders of Common Shares as a result of such Common Shares Fundamental Change in an amount determined pursuant to the provisions of
Section 7(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The above provisions shall similarly apply to successive transactions of the foregoing type.

         (f) The Corporation shall at all times reserve and keep available, free from preemptive rights out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all Convertible Preferred Shares from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of Common Shares if at any time the number of authorized and unissued Common Shares shall not be sufficient to permit the conversion of all the then-outstanding Convertible Preferred Shares.

         If the Common Shares are quoted on any U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all Common Shares issuable upon conversion of the Convertible Preferred Shares.

         (g)     In case:

                 (i) the Corporation shall (1) declare any dividend (or any other distribution) on Common Shares, other than (A) a dividend payable in Common Shares or (b) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding Common Shares; or

                 (ii) the Corporation shall authorize the granting to all holders of Common Shares of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                 (iii) of any reclassification of Common Shares (other than a subdivision or combination of the outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Shares are converted into other securities, cash or other property; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the Transfer Agent, and shall cause to be mailed to the holders of record of the Convertible Preferred Shares, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, shares exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (h) Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(i)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Shares Fundamental Change, each Convertible Preferred Share shall be convertible solely into common stock of the kind and amount received by holders of Common Shares as the result of such Common Shares Fundamental Change as more specifically provided in the following clauses (h)(i) and (h)(ii).

         For purposes of calculating any adjustment to be made pursuant to this
Section 7(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

                          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Convertible Preferred Shares shall thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(i)) or the then applicable Reference Market Price (as defined in Section 7(ii)) by a fraction of which the numerator shall be $50.00 and the denominator shall be (x) the then-current Redemption Price per share of Convertible Preferred Shares or (y) for any Non-Stock Fundamental Change that occurs before the Convertible Preferred Shares become redeemable by the Corporation pursuant to Section 5, the applicable price per share set forth for the date of such Non- Stock Fundamental Change in the following table:

                          Date of Non-Stock Fundamental Change                       Price
                          ------------------------------------                       -----
                     After date of original issuance of                              $53.125
                     Convertible Preferred Shares and before
                     April 1, 1995

                     On and after April 1, 1995, and before                           52.8125
                     April 1, 1996

                     On and after April 1, 1996, and before April                     52.500
                     1, 1997

         plus, in any case referred to in this clause (y), an amount equal to all per share dividends on the Convertible Preferred Shares accumulated and unpaid thereon, whether or not declared, to but excluding the date of such Non-Stock Fundamental Change; and

                 (ii) in the case of a Common Shares Fundamental Change, the Conversion Price of the Convertible Preferred Shares in effect immediately prior to such Common Shares Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this
         Section 7, shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the purchaser Stock Price (as defined in Section 7(i)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Shares Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Shares is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Shares Fundamental change) and (B) all of the Common Shares shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Shares Fundamental Change shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one Common Share as a result of such Common Shares Fundamental Change.

                 (i) The following definitions shall apply to terms used in this Section 7:

                 (i) "APPLICABLE PRICE" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Shares receive only cash, the amount of cash received by a stockholder for one Common Share and (ii) in the event of any other Non-Stock Fundamental Change or any Common Shares Fundamental Change, the average of the daily Closing Prices of the Common Shares for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Shares entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Shares Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Shares shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 7(d).

                 (ii) "COMMON SHARES FUNDAMENTAL CHANGE" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Shares consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 7(h)(i) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market System; provided, however, that a Fundamental Change shall not be a Common Shares Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Shares continue to exist as outstanding Convertible Preferred Shares, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Shares are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Convertible Preferred Shares.

                 (iii) "FUNDAMENTAL CHANGE" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Shares shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such

         Fundamental Change shall be deemed to have occurred when substantially all of the Common Shares shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common Shares could have received in such transactions or events as a result of which more than 50% of the Common Shares shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

                 (iv) "NON-STOCK FUNDAMENTAL CHANGE" shall mean any Fundamental Change other than a Common Shares Fundamental Change.

                 (v) "PURCHASER STOCK PRICE" shall mean, with respect to any Common Shares Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Shares Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Shares entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Shares shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 7(d); provided, however, if no such Closing Prices of the common stock for such Trading Days exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors.

                 (vi) "REFERENCE MARKET PRICE" shall initially mean $15.00 (which is an amount equal to 66 2/3% of the reported last sale price for the Common Shares on the New York Stock Exchange on March 22,
         1994), and in the event of any adjustment to the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $15.00 to the initial Conversion Price.

         (j) Notwithstanding the foregoing provisions, the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under any such plan, and the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, shall not be deemed to constitute an issuance of Common Shares or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Convertible Preferred Shares.

         (k) In case the Corporation shall, by dividend, or otherwise, declare or make a distribution on Common Shares referred to in Section 7(d)(iv) or 7(d)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7(d)(iv)), the holder of each Convertible Preferred Share, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion
Price adjustment in respect of such distribution, shall also be entitled to receive for each Common Share into which such Convertible Preferred Share is converted, the portion of the Common Shares, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one Common Share; provided, however, that, at the election of the Corporation with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a Convertible Preferred Share described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Shares which the holders of the Convertible Preferred Share so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the Common Shares, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Shares are then traded and (ii) requires payment or delivery of such Common Shares, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Shares receiving such distribution.

         8. Conversion at Option of the Corporation. (a) Subject to and upon compliance with the provisions of this Section 8, the Corporation shall have the right, at its option, at any tie on or after April 1, 1997, to require any holder of Convertible Preferred Shares to convert (a "Mandatory Conversion") such holder's shares for the number of fully paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing $50.00 by the Conversion Price; provided, however, that before any Mandatory Conversion may be effected, both
(i) the Closing Price per share of the Common Shares on any 20 of the 30 consecutive Trading Days immediately preceding the day on which the Notice of Conversion (hereinafter defined) with respect to such Mandatory Conversion is given by the Corporation and (ii) the Closing Price per share of Common Shares on the Trading Day immediately preceding the day on which such Notice of Conversion is given by the Corporation, shall have equaled exceeded 125% of the then applicable Conversion Price. In order to effect a Mandatory Conversion,
(A) the corporation shall issue a press release announcing such Mandatory Conversion prior to the opening of business on the second Trading Day after the day on which the conditions described in clauses (i) and (ii) above have been satisfied and (B) a notice of conversion (a "Notice of Conversion") of the Convertible Preferred Shares shall be given by the Corporation by mail to each record holder of Convertible Preferred Shares to be converted. For purposes of the calculation of the date of conversion and the dates on which notices are given pursuant to this Section 8(a), a Notice of Conversion shall be deemed to be given on the day such notice if first mailed by first class mail, postage prepaid, to holders of record as of the close of business on the day immediately preceding the day on which such Notice of Conversion is given of the Convertible Preferred Shares to be converted. Each Notice of Conversion shall be addressed to the holder of record at the address of the holder appearing in the stock records of the Corporation. No defect in the Notice of Conversion or in the mailing thereof or publication of its contents shall affect the validity of the Mandatory Conversion proceedings. The Corporation may only exercise its option under this Section 8 if, at the time a Notice of Conversion is given, there are not accumulated and unpaid dividends on the Convertible Preferred Shares (exclusive of any period in the month during which such Notice of Conversion is given).

         (b) As promptly as practicable after a Notice of Conversion is given by the Corporation, the Corporation shall issue and shall deliver to The Depository Trust Company and/or to each holder of Certificated Shares, as the case may be, to be converted, against the surrender of the certificate or certificates evidencing such shares, a certificate or certificates for the number of full Common Shares issuable upon the Mandatory Conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (c) of this Section 8.

         Each Mandatory Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Notice of Conversion is given by the Corporation, and the person or persons in whose name or names any certificate or certificates for the Common Shares issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. At such time on such date, all rights of the holders of the Convertible Preferred Shares to be converted as such holders shall cease, and such holders shall thereupon and thereafter be deemed to be and be for all purposes the holders of the Common Shares issued upon conversion thereof. All Common Shares delivered upon a Mandatory Conversion will upon delivery be duly and validly issued and fully paid and nonassessable.

         (c) No fractional shares or scrip representing fractions of the Common Shares shall be issued upon a Mandatory Conversion. Instead of any fractional interest in any Common Share which would otherwise be deliverable upon a Mandatory Conversion, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) based upon the Closing Price of the Common Shares on the Trading Day immediately preceding the date the Notice of Conversion is given.

         9. Liquidation Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Convertible Preferred Shares at the time outstanding will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class of shares of the Corporation ranking junior to the Convertible Preferred Shares as regards participation in assets of the Corporation ("Corporation Liquidation Junior Shares"), but together with the holders of every other series of preferred or preference stock of the Corporation outstanding, if any, ranking pari passu with the Convertible Preferred Shares as regards participation in the assets of the Corporation ("Corporation Liquidation Parity Shares"), an amount equal, in the case of the holders of the Convertible Preferred Shares, to the aggregate of the liquidation preference of $50 per Convertible Preferred Share and all accumulated and unpaid dividends (whether or not declared) to the date of payment (the "Liquidation Distribution"). If, upon any such liquidation, the Liquidation Distributions can be paid only in part because the Corporation has insufficient assets available to pay in full the aggregate Liquidation Distributions and the aggregate maximum

Liquidation Distributions on the Corporation Liquidation Parity Shares, then the amounts payable by the Corporation on the Convertible Preferred Shares and on such Corporation Liquidation Parity Shares shall be paid on a pro rata basis, so that

                 (i) the aggregate amount paid as Liquidation Distributions on the Convertible Preferred Shares bears to (y) the aggregate amount paid as liquidation distributions on the Corporation Liquidation Parity Shares the same ratio as

                 (ii)     (x) the aggregate Liquidation Distributions bears to
         (y) the aggregate maximum liquidation distributions on the Corporation Liquidation Parity Shares.

         If, upon any such liquidation, the holders of Convertible Preferred Shares are paid in full the aggregate Liquidation Distributions to which they are entitled hereunder, then such holders shall not be entitled to receive or share in any other assets of the Corporation thereafter available for distribution to any other shareholders of the Corporation.

         10. Voting Rights. (a) The holders of Convertible Preferred Shares will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of a Convertible Preferred Share will have one vote for each share held. Any Convertible Preferred Shares held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum and shall be deemed not to be outstanding.

         (b) Whenever dividends on the Convertible Preferred Shares shall be in arrears in an amount equal to at least 18 monthly dividends (whether or not consecutive), (i) the number of members of the Board of Directors shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of Convertible Preferred Shares (voting separately as a class with all the affected classes or series of Preferred Stock (if any) upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of Convertible Preferred Shares to vote for such two additional directors shall terminate when all accumulated and unpaid dividends on the Convertible Preferred Shares have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of Convertible Preferred Shares to vote for such two additional directors, and the number of directors of the Board of Directors shall immediately thereafter be reduced by two.

         The foregoing right of the holders of Convertible Preferred Shares with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of Convertible Preferred Shares more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding Convertible Preferred Shares, call a special meeting of the holders of Convertible Preferred Shares to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

         (c) (i)The holders of Convertible Preferred Shares and any Preferred Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 10.

         (d) So long as the Convertible Preferred Shares are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (unless a higher percentage shall then be required by applicable law) of all outstanding Convertible Preferred Shares voting separately as a class, (i) take any action that will effect any variation or abrogation of the rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Shares (by way of amendment to the Certificate of Incorporation of the Corporation, by resolution or otherwise) or
(ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any class or series of the Corporation's capital stock ranking prior to the Convertible Preferred Shares as to dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any security convertible into shares of such a class or series. A class vote on the part of the Convertible Preferred Shares shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Board of Directors) in connection with (A) the authorization, issuance or increase in the authorized amount of any Common Shares, Corporation Dividend Junior Shares or Corporation Liquidation Junior Shares or any class or series of the Corporation's capital stock that is Corporation Dividend Parity Shares and/or Corporation Liquidation Parity Shares; (B) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation (other than those that may be covered by clause (ii) of the preceding sentence); or (C) the merger or consolidation of the Corporation with or into any other Person.

         11. No Obligation to Register Securities. The Corporation shall not be obligated to register the resale of the Securities (hereinafter defined) or conduct a registered exchange offer for the Securities. For purposes of this Section 11, "SECURITIES" shall mean the Convertible Preferred Shares and the Common Shares issuable upon conversion of the Convertible Preferred Shares.

         12. Merger; Sales of Assets; Etc. Notwithstanding anything to the contrary herein contained, any merger of the Corporation with or into another entity (whether or not the Corporation is the survivor of such merger), or the sale, transfer or lease by the Corporation of all or substantially all of its assets to another entity, shall not be, and shall not be deemed to be or cause, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation (unless the stockholders of the Corporation adopt a plan of liquidation in connection therewith).

         13. Transfer Restrictions. (a) The certificates evidencing Convertible Preferred Shares shall, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect (with such changes therein as the Corporation may specify in light of the nature of the holder of the certificate and requirements of applicable securities laws):

         This Security has not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold, pledged or otherwise transferred except (a) to a person who the seller reasonably believes is a qualified institutional buyer within the meaning of Rule

         144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A or to Parker & Parsley Capital LLC or Pioneer Natural Resources Company, (b) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act or (c) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States.

         This Security may be amended or supplemented from time to time to modify the restrictions on and procedures for resales and other transfers of this Security to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. The holder of this Security shall be deemed, by the acceptance of this Security, to have agreed to any such amendment or supplement.

Certificates representing the Common Shares issued upon conversion of the Convertible Preferred Shares shall bear a comparable legend. The Convertible Preferred Shares, and the Common Shares issued upon conversion thereof, shall be subject to the restrictions on transfer set forth in the legends referred to above for such period as the Corporation determines to be required or appropriate under applicable securities laws.

         (b) At any time when the Corporation is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder of Convertible Preferred Shares or Common Shares issued upon conversion of Convertible Preferred Shares, the Corporation will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder or to a prospective purchaser of such shares designated by such holder, as the case may be, in order to permit compliance by such holder with Rule 144A under the Securities Act in connection with the resale of such shares by such holder unless the provision of such information is no longer required by law to effect resales of such Convertible Preferred Shares or such Common Shares under Rule 144A under the Securities Act; provided, however, that the Corporation shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such shares were acquired from the Corporation or (ii) the date such shares were last acquired from an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act; and provided further, however, that the Corporation shall not be required to furnish such information at any time to a prospective purchaser located outside the United States who is not a "U.S. person" within the meaning of Regulation S under the Securities Act if such Convertible Preferred Shares may then be sold to such prospective purchaser in accordance with Rule 904 under the Securities Act (or any successor provision thereto). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

         14. Preemptive Rights. The Convertible Shares are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         15. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         16. Miscellaneous. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Convertible Preferred Share or Common Shares or other securities issued on account of Convertible Preferred Shares pursuant hereto or certificates or instruments evidencing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of Convertible Preferred Shares or Common Shares or other securities in a name other than that in which the Convertible Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.


         IN WITNESS WHEREOF, this Certificate of Designations, Series A Convertible Preferred Stock has been executed as of June 25,1997, on behalf of Pioneer Natural Resources Company by the Executive Vice President of the Corporation and attested by the Secretary of the Corporation, who do hereby affirm, under penalties of perjury, that the foregoing Certificate is the act and deed of the Corporation and that the facts stated therein are true.


                       PIONEER NATURAL RESOURCES COMPANY


                       By:
                            ----------------------------



ATTEST:



--------------------

Secretary